EXHIBIT 99.1

duostech	FOR IMMEDIATE RELEASE

Duos Technologies Group Issues Preliminary Fourth Quarter and Full Year 2022 Results, Sets Initial 2023 Outlook

2023 Revenue Guidance Set Between $20.0 Million and $21.0 Million

Jacksonville, FL / GlobeNewswire / February 7, 2023 - Duos Technologies Group, Inc. ("Duos" or the "Company") (Nasdaq: DUOT) through its operating subsidiary Duos Technologies, Inc., a provider of machine vision and artificial intelligence that analyzes fast moving trains and trucks, today reported select preliminary financial results for the fourth quarter and full year ended December 31, 2022.

Based on preliminary unaudited fourth quarter results, the Company expects total revenue for the full year 2022 to be approximately $15.4 million, representing an 86% increase over the prior year and the highest annual revenue in the Company’s history. Duos estimates that recurring revenues for support and artificial intelligence grew 25-30% over 2021. The Company also ended the year with a strong short-term liquid asset position in cash and receivables to serve as a platform into executing its FY23 strategy.

Based on preliminary, unaudited results, the Company expects total revenue for the fourth quarter of 2022 to be approximately $6.3 million, representing a 71% increase over the prior year’s equivalent quarter, the highest quarterly revenue performance in the Company’s history. Management also estimates short-term liquidity of $4.5 million at the close of 2022 versus $2.6 million from the year prior.

“Despite facing significant external challenges throughout the entirety of 2022, we were able to produce a record performance in the fourth quarter and for the full year. The resilience of our collective team combined with the operational and technical improvements we’ve made have allowed us to succeed and enter 2023 in stride,” said Duos Chief Executive Officer Chuck Ferry. “Based on our current projections, we expect another year of strong revenue growth ahead. As we continue to grow our high-margin recurring revenue base through further AI enhancements, expanded service and maintenance agreements, and our new subscription offerings, we also expect steady progress towards improved profitability in the quarters ahead.”

The Company is entering 2023 with an estimated total backlog of more than $10.7 million of which we expect to recognize $8.4 million during 2023. Duos is issuing preliminary revenue guidance between $20.0 million and $21.0 million for fiscal year 2023 based on existing contracts and contracts expected to be executed during the remainder of the year, planned expansion of the Company’s subscription business model and other contributing factors. This range represents an approximate increase of 30% to 36%, respectively, based on expected 2022 results.

Final results remain subject to audit. The Company expects to report comprehensive fourth quarter and full year 2022 results at the end of March.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., designs, develops, deploys and operates intelligent vision-based technology solutions supporting rail, logistics, intermodal and government customers that streamline operations, improve safety and reduce costs. The Company provides cutting edge solutions that automate the mechanical and security inspection of fast-moving trains, trucks and automobiles through a broad range of proprietary hardware, software, information technology and artificial intelligence. For more information, visit www.duostech.com.

Forward- Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Corporate

Fei Kwong, Director, Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)
904-652-1625
fk@duostech.com

Investor Relations

Matt Glover or Tom Colton

Gateway Investor Relations

949-574-3860

DUOT@gatewayir.com